INFORMATION STATEMENT
                               COYOTE SPORTS, INC.

                              2291 Arapahoe Avenue
                                Boulder, CO 80302

                                 April 20, 1998

                             To the Stockholders of
                               Coyote Sports, Inc.


         This Information Statement relates to the approval of the 1998 Stock Option Plan (the "1998 Plan") and the authorization of an additional 500,000 shares of common stock of the Company to be reserved for the issuance of options under the 1997 Stock Option Plan (the "1997 Plan"). This Information Statement was first mailed or delivered to Stockholders on or about April 20, 1998.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement is being furnished to Stockholders solely to provide them with certain information concerning the Coyote Sports, Inc. 1998 Plan and the authorization of an additional 500,000 shares of common stock of the Company to be reserved for issuing options under the 1997 Plan in accordance with the requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the regulations promulgated thereunder, including particularly Regulation 14C, and the rules and regulations of the National Association of Securities Dealers, Inc. Automated Quotation System.


                                     SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT. THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. Stockholders ARE URGED TO CAREFULLY REVIEW THE ENTIRE INFORMATION STATEMENT AND ACCOMPANYING MATERIALS.

1997 Plan Summary

         Following adoption by the Board of Directors on February 10, 1998, a majority of the stockholders of the Company approved by written consent on the same date, the reservation of an additional 500,000 shares for grant under the 1997 Plan. The written consents that were executed by stockholders who approved the 1997 Plan were not solicited since the stockholders are members of the Company's Board of Directors. No meeting of stockholders will be held in connection with the 1997 Plan. As more fully discussed below under "Voting and Beneficial Interests," the 1997 Plan was approved by stockholders holding 67.4% of the Company's outstanding stock.

         All current or prospective employees, consultants, and directors of the Company or any of its subsidiaries are be eligible to participate in the 1997 Plan. The number of shares of common stock of the Company available for issuance under the 1997 Plan is set at 1,000,000 shares, subject to adjustment for dividend, stock split or other relevant changes in the Company's capitalization. As of March 31, 1998, 470,500 incentive stock options and 95,000 non-statutory stock options had been granted pursuant to the 1997 Plan. A copy of the 1997 Plan is incorporated by reference into this Information Statement from Form S-8 filed with the Securities and Exchange Commission on March 24, 1998.

1998 Plan Summary

         Following adoption by the Board of Directors on March 10, 1998, a majority of the stockholders of the Company approved by written consent on the same date, the 1998 Plan. The written consents that were executed by stockholders who approved the 1998 Plan were not solicited since the stockholders are members of the Company's Board of Directors. No meeting of stockholders will be held in connection with the 1998 Plan. As more fully discussed below under "Voting and Beneficial Interests," the 1998 Plan was approved by Stockholders holding 63.8% of the Company's outstanding stock.

         All current or prospective employees, consultants, and directors of the Company or any of its subsidiaries will be eligible to participate in the 1998 Plan. The number of shares of common stock of the Company available for issuance under the 1998 Plan is set at 1,000,000 shares, subject to adjustment for dividend, stock split or other relevant changes in the Company's capitalization. In no event, however, will the total number of shares provided for under the 1998 Plan exceed thirty percent (30%), or such other percentage limitation approved by the Stockholders pursuant to applicable law, of the then outstanding shares of the Company.

         Administration. The Compensation Committee of the Board of Directors is responsible for administering the 1998 Plan and has full authority, subject to the terms of the 1998 Plan, to set the terms and conditions of and to make all other determinations under the 1998 Plan, including the authority to amend or terminate the 1998 Plan. The Board of Directors has the authority to appoint and vest a committee of the Board with powers to administer the 1998 Plan. The 1998 Plan will be administered in compliance with the requirements, if any, of Rule 16b-3 of the Exchange Act, with respect to participation in the 1998 Plan by "Insiders," as defined by Section 16 of the Exchange Act. The Company shall indemnify the Board for any suit, action or proceeding arising out of any action taken in connection with the 1998 Plan.

         Incentive and Nonstatutory Stock Options. The Board of Directors may grant options under the 1998 Plan that qualify as Incentive Stock Options ("Incentive Stock Options") under section 422(b) of the Internal Revenue Code of 1986, as amended, (the "Code") and options which do not so qualify ("Nonstatutory Stock Options").

         Eligibility. Current Employees, Consultants and Directors (as those terms are defined in the 1998 Plan) of the Company and its subsidiaries will be eligible to receive Incentive Stock Options and Nonstatutory Stock Options under the 1998 Plan. As of March 31, 1998, the Company and its subsidiaries had approximately 550 total Employees. There are currently three non-employee directors of the Company. Prospective Employees, Consultants and Directors will also be eligible to participate in the 1998 Plan provided that the options are granted in connection with written offers of employment or other service relationship with the Company or its subsidiaries. Any person who is not an Employee on the effective date of the grant of an option may be granted only a Nonstatutory Stock Option.

         The benefits or amounts that will be received by or allocated to persons eligible to receive options under the 1998 Plan are not determinable.

         Exercise Price. The Board has full discretion to determine the exercise price for each option granted under the 1998 Plan. However, in no case shall the exercise price (a) for an Incentive Stock Option be less than the fair market value of a share of common stock of the Company ("Stock") on the effective date of the option; (b) for a Nonstatutory Stock Option be less than eighty-five percent (85%) of the fair market value of the Stock on the effective date of grant of the option; (c) for a Nonstatutory Stock Option granted to a resident of the United Kingdom be less than the fair market value of a share of Stock on the effective date of grant of such option; and (d) for an option granted to a "Ten Percent Owner Optionee" (as defined in the 1998 Plan), be less than one hundred ten percent (110%) of the fair market value of the Stock on the effective date of grant of the option. The exercise price of an option may be paid in cash, a promissory note with terms and in a form acceptable to the Board at the time the option is granted, or with such other consideration as permitted by applicable law that the Board deems acceptable. The Board has the sole discretion to accept or reject payment of the exercise price made by the assignment of the proceeds of a sale or loan with respect to some or all of the shares acquired upon the exercise of the option (a "Cashless Exercise"). The Board may also permit a participant to surrender previously owned shares to the Company, the fair market value of which is not less than the exercise price and which would be applied to the option exercise price.

     The market price for the Company's Common Stock as of April 14, 1998 was $5.62 per share.

     Non-Transferability. All options granted under the 1998 Plan may be exercised during the optionee's lifetime only by the optionee, or the optionee's guardian or legal representative. No option shall be assignable or transferrable, except by will or the laws of descent and distribution.

         Exercise Period. The duration of each option will be specified by the Board in written agreements between the Company and the receiver of the option (the "Option Agreement"), provided that (a) no option will be exercisable after the expiration of ten (10) years after the effective date of grant of such option; (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after five (5) years after the effective date of grant of such option; (c) no option granted to a prospective Employee, Consultant, or Director may become exercisable prior to the commencement of service with the Company or its subsidiaries; (d) no option granted to a resident of the United Kingdom shall be exercisable after the expiration of seven (7) years after the effective date of grant of such option; and (e) no option shall be exercised by an option holder other than an Officer, Director or Consultant at a rate less than twenty percent (20%) per year of a period of five (5) years from the effective date of grant of such option, subject to the optionee's continued service with the Company or its subsidiaries. The Board, at its discretion, may establish a vesting schedule for any option granted under the 1998 Plan.

         Effect of Termination of Services. Termination of an optionee's service with the Company or any of its subsidiaries occurs either after actual termination or after a Company subsidiary for which the optionee provided services ceases to be a subsidiary of the Company. The Board has the discretion to determine what constitutes a termination of service with the Company and any of its subsidiaries, the effective date of such termination, and the effect of such termination on the exercisability of any options held by such optionee. The optionee's service will not be deemed to have terminated, however, merely because of a change in the capacity of service the optionee renders to the Company or any of its subsidiaries as long as there is no interruption in or termination of the optionee's service. Leave of absences of more than ninety
(90) days will be considered terminations of service unless the optionee has a statutory or contractual right to return to service with the Company or any of its subsidiaries.

         Stock  Dividends  and Stock Splits.  The number,  kind and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, combination, reclassification, or other similar change in the capital structure of the Company. The number of the shares of Common Stock of the Company reserved for issuance pursuant to options granted under the 1998 Plan will be adjusted by the Board of Directors for any such changes.

         Change in Control. If within the duration of the stock option there is a Change in Control (defined below), the surviving or transferee corporation may assume the Company's rights and obligations under the 1998 Plan as to outstanding options or may substitute substantially equivalent options for the transferee corporation's stock. Any options which are neither assumed nor substituted shall terminate effective as of the date of the Change in Control. However, notwithstanding the foregoing, if the surviving corporation following an Ownership Change Event (defined below) is a subsidiary of the Company and if immediately after the such event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation, the outstanding options shall not terminate unless the Board provides at its sole discretion.

         For purposes of the 1998 Plan, an "Ownership Change Event" occurs upon the sale or exchange of more than fifty percent (50%) of the voting stock of the Company, a merger or consolidation involving the Company, the sale, exchange or transfer of substantially all of the Company's assets, or a liquidation or dissolution of the Company. A "Change in Control" under the 1998 Plan means an Ownership Change Event(s) (collectively "Transaction") after which the Stockholders of the Company immediately before the Transaction directly or beneficially own less than fifty percent (50%) immediately after the Transaction of the voting stock of the Company, or of the corporation(s) to which the shares of the Company were transferred. The Board shall have the sole discretion to determine whether multiple sales or exchanges of the Company's voting stock or multiple Ownership Change Events are related so as to constitute a Change in Control under the 1998 Plan.


         Term of 1998 Plan; Amendment. The 1998 Plan will terminate on the earlier of the termination date by the Board or the date on which all of the shares of Stock available for issuance under the 1998 Plan have been issued and all restrictions on such shares under the 1998 Plan and Option Agreements have lapsed. However, all options shall be granted, if at all, within ten (10) years of the date the 1998 Plan is adopted by the Board or by the Stockholders, whichever is earlier. The Board of Directors may terminate or amend the 1998 Plan at its discretion. Notwithstanding the foregoing, the Board may not, without shareholder approval, increase the number of shares of Common Stock that may be issued under the 1998 Plan, change the class of persons eligible to receive Incentive Stock Options, or make any other amendment to the 1998 Plan that would require approval of the Company's Stockholders under any applicable law, regulation or rule.
                                        3

         Certain Federal Income Tax Consequences of Options. Certain of the federal income tax consequences to optionees and the Company of options with respect to Company stock granted under the 1998 Plan should generally be as set forth in the following summary.

         An employee to whom as ISO which qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. However, upon the exercise of an ISO, any excess in the fair market price of the Common Stock over the option price constitutes a tax preference item which may have alternative minimum tax consequences for the employee. If the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. The Company will not be entitled to a federal income tax deduction in connection with the grant or exercise of an ISO. If the employee does not hold such shares for the required period, when the employee sells such shares the employee will recognize ordinary compensation income and possibly capital gain or loss (long-term or short-term, depending on the holding period of the stock sold) in such amounts as are prescribed by the Code and the regulations thereunder and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income recognized by the employee.

         An employee to whom an NSO is granted will not recognize income at the time of grant of such option. When such employee exercises such NSO, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of the option exercise, of the shares that the employee receives upon such exercise over the option price paid. The tax basis of such shares to such employee will be equal to the option price paid plus the amount, if any, includable in the employee's gross income, and the employee's holding period for such shares will commence on the date on which the employee recognizes taxable income in respect of such shares. Gain or loss upon a subsequent sale of any Company Common Stock received upon the exercise of a NSO generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the employee pays the option price in shares previously owned by the employee. Subject to the applicable provisions of the Code and regulations thereunder, the Company will be entitled to a federal income tax deduction in respect of a NSO in an amount equal to the ordinary compensation income recognized by the employee. This deduction will, in general, be allowed for the taxable year of the Company in which the optionee recognizes such ordinary income.

         Participants in the 1998 Plan should consult their own tax advisors to determine the specific tax consequences of the 1998 Plan for them. A copy of the 1998 Plan is incorporated by reference into this Information Statement from Form S-8 filed with the Securities and Exchange Commission on March 11, 1998.

                         VOTING AND BENEFICIAL INTERESTS

Interest of Certain Persons in Matters to be Acted Upon

         No person who has served as director or officer of the Company at any time since the beginning of the last fiscal year, and no associate of any director or officer of the Company, has any substantial interest, direct or indirect, in the 1998 Plan. Although certain officers and/or directors of the Company will be eligible to receive stock options under the 1998 Plan, such amounts are undeterminable.

Voting Securities of the Company

         As of March 10, 1998, the date on which holders of a majority of the Company's outstanding common stock approved the 1998 Plan by written consent, there were outstanding 4,073,000 shares of Common Stock issued and outstanding. As of March 10, 1998, the Company had received written consents approving the 1998 Plan from Stockholders representing 2,800,000 shares (out of a total of 4,073,000 votes) or 68.7 % of the votes represented by the Company's outstanding Common Stock.

Security Ownership of Certain Beneficial Owners and Management

         Information with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the issued and outstanding shares of the Company's Common Stock, each director of the Company, each executive of the Company who received in excess of $100,000 of salary and bonus compensation from the Company during the year ended December 31, 1997 (the "Named Executive Officers"), and all executive officers and directors of the Company as a group is included in the Proxy Statement for the 1998 Annual Meeting which is attached to this Information Statement.

                                        4